SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported): June 9, 1998.


                               ENERGY OPTICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 NEW MEXICO                 000-10841-D                      85-0273340
---------------            ------------                    -----------------
(State or other             (Commission                     (IRS Employer
jurisdiction of             File Number)                  Identification No.)
incorporation)


                  29425 COUNTY ROAD 561, TAVARES, FLORIDA 32778
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (352) 742-5010.


          (Former name or former address, if changed since last report)



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Item 5.  Other Events

A. On May 28, 1998, the Board of Directors of Energy Optics, Inc. (the "Registrant") approved an Agreement and Plan of Merger whereby the Registrant and American Millennium Corporation ("AMC"), a company in which the Registrant had an almost eighty percent (80%) stake, were to merge with the Registrant and the Registrant being the surviving corporation. The Agreement and Plan of Merger was subject to the approval of the Board of Directors of AMC and its shareholders, as required by Delaware law, AMC's domicile.

On May 28, 1998, the AMC shareholder approval with respect to the Merger, was obtained from a majority of the AMC Delaware shareholders. Ultimately, one hundred percent (100%) of the Delaware shareholders AMC approved the Merger. The Registrant is the surviving corporation. Articles of Merger are being filed with the New Mexico Corporation Commission and a Certificate of Merger is being filed with the Secretary of State of Delaware. The Merger will be "effective" upon acceptance for filing of the Articles of Merger and Certificate of Merger by the New Mexico Corporation Commission and the Delaware Secretary of State, respectively, and the "filing" of same.

Prior to the Merger, the Registrant owned 8,000,000 of the 10,090,500 issued and outstanding shares of the capital stock of AMC; Stephen F. Watwood, one of the two members of the Board of Directors of AMC, owned, with his wife, 800,000 shares of the issued and outstanding common stock of AMC. Mr. Watwood is also one of the three directors of the Registrant and owned 234,716 shares of the Registrant's common stock prior to the Merger. James C. Statham, the President and Chief Executive Officer of the Registrant and one of its three directors, was also one of the two directors of AMC prior to the Merger.

The remaining issued and outstanding shares of AMC not owned by the Registrant, i.e. 2.090,500, were acquired and the Merger "effected" by "exchanging" the same, on a "one for one" basis for "restricted" shares of the Registrant issued from its treasury. All shares of AMC are to be surrendered for cancellation. The determination of the amount of consideration for the acquisition occurred through negotiations between the Board of Directors of the Registrant and the Board of Directors of AMC.

As a result of the Merger, Stephen F. Watwood and his wife now own 1,034,716 shares of the common stock of the Registrant. Also as a result of the Merger, Mali-Suisse Mining International Ltd. owns or controls 1,200,000 shares of the common stock of the Registrant.

As of May 1, 1998, Securities Transfer Corporation, the Registrant's transfer agent, reports that there were 12,877,222 shares of the Registrant's common stock outstanding. The Registrant issued (or will issue) an additional 2,090,500 shares of its "restricted" common stock to the shareholders of AMC in exchange for their shares of common stock in AMC which are to be canceled.

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AMC was (prior to Merger) a Delaware corporation incorporated on July 28, 1997.
Since inception, the primary activity of AMC has been in the digital, wireless and wireline communications business. As a result of recent developments the Registrant intends to focus its efforts on the business and initiatives previously conducted by AMC. The Registrant will not proceed with development initiatives announced in earlier press releases. With the intended disposition of its food marketing and ranch assets, the Registrant's immediate near and mid term goals are for development of further revenues associated with its communications business.

AMC has entered into a non-exclusive Reseller Agreement with OrbComm which Company has successfully launched twelve (12) of its anticipated thirty-six (36) to thirty-eight (38) low earth orbit satellites scheduled for launch and orbit over the next year. AMC is one of approximately thirty (30) resellers chosen by OrbComm to date. The Registrant, by virtue of its Merger with AMC succeeds to AMC's interest in the Reseller Agreement with OrbComm. Eight (8) of the twelve
(12) satellites were launched from a single Pegasus rocket mounted beneath the fuselage of a Lockheed L-1011 airliner. AMC anticipates the ability to offer highly competitive data transmission services for potential customers defined within its reseller contract, which include refrigerated railcars, oil and gas platforms, and intermodal containers.

To date, AMC has a contract with Union Pacific Railroad to perform a rolling railcar test with a monitoring device aboard one of its refrigerated railcars followed by installation of four (4) pre-production devices designed to provide the rail company with the railcar's location, direction, and speed as well as on board conditions. The contract calls for cellular protocol as the means of data transmission but with provisions for installation of satellite transceivers on the AMC box. The contract was originally between GPS, Inc. and Southern Pacific Railroad. AMC subsequently purchased the contract from GPS and Southern Pacific has since merged with Union Pacific Railroad. By virtue of the Merger, the Registrant succeeds to AMC's interest in this Agreement.

AMC has developed proprietary products that are under sensitive requirements of non-disclosure by the parties negotiating purchase of these devices. When appropriate, AMC will disclose details of the product itself as well as the potential size of the market.

To accomplish its plans, including those previously undertaken by AMC, the Registrant will require significant financing. Management will attempt to obtain financing through capital investment or otherwise. No assurance or guarantee exists that the Company will obtain future financing, by any capital investment or otherwise, to implement its planned concentration on business or initiatives heretofore conducted or sought to be undertaken by AMC.

On May 28, 1998, James C. Statham resigned as the Registrant's Chief Executive Officer and chairman of the Board of Directors. Stephen F. Watwood, former President and Chief Executive Officer of

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AMC, has been appointed by the Registrant's Board of Directors to act as Chief
Executive Officer and chairman of the Board of the Registrant. He was previously a director. James C. Statham remains as the Registrant's President, a director and is now Registrant's Chief Operations Officer.

The specifics of Mr. Watwood's compensation arrangements have not been finalized. The Registrant has typically paid employees on a salary basis. However, Management is considering other forms of compensation for its officers and "key" employees which may include stock, stock options, incentive stock options and the like.

B. On May 27, 1998 at a Special Meeting of Shareholders called for that purpose, the Registrant's shareholders voted to amend its Articles of Incorporation as follows:

1. The name of the corporation shall be American Millennium Corporation, Inc.
2. The corporations's authority to issue common stock is increased to authorize the issuance of 60,000,000 shares of common stock.
3. The corporation is authorized to issue 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue such preferred stock in five (5) series, and to establish the number of shares to be included in each series and the preferences, limitations, conversion rights and other relative rights of each series.
4. The Board of Directors of the corporation shall have the authority to issue options and other rights in the corporation's shares to directors, officers and employees of the Company without offering the same to shareholders generally.

Articles of Amendment to the Registrant's Articles of Incorporation approved by the shareholders will be effective upon filing with the New Mexico Corporation Commission. Upon filing of the Articles of Amendment to its Articles of Incorporation, the Registrant will file a Form ID with the Securities and Exchange Commission, notify the NASD of the Registrant's name change and apply for a new "symbol", and request a new CUSIP number. Thereafter, shares bearing the Registrant's new name and CUSIP number will be exchanged through the Registrant's transfer agent for issued and outstanding shares bearing Energy Optics, Inc.'s name and CUSIP number.

C. The Registrant is in the process of "liquidating" its interest in Lean Protein Foods, Inc. ("LPF"), a company in which the Registrant has an eighty percent(80%) stake. The Registrant notes that the continued eroding of slaughter ostrich prices, weak demand for the meat, glutting of the hide market and the evident migration of the ostrich business to Mexico and other countries have, in management's opinion, significantly effected the viability of ostrich as an agribusiness. The Registrant is in the process of attempting to negotiate with the shareholders of LPF (other than

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the Registrant) whereby they would "acquire" the shares of LPF owned by the
Registrant. Pursuant to the Registrant's proposal, LPF would continue to liquidate certain assets and pay certain of the proceeds to the Registrant. In addition LPF would assume sole liability for certain liabilities of LPF and the Registrant.

To date, no formal binding agreement reflecting this proposal has been executed by the parties.


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                                                     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ENERGY OPTICS, INC.

                                                     By: /s/ James C. Statham
                                                        ------------------------
                                                        James C. Statham

                                                     Its:    President

                                                     Date: June 10, 1998